UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2021 (February 1, 2021)

ISUN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37707	47-2150172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Avenue D, Suite 10, Williston, Vermont 05495

(Address of Principal Executive Offices) (Zip Code)

(802) 658-3378

(Registrant’s telephone number, including area code)

THE PECK COMPANY HOLDINGS, INC.

4050 Williston Road, Suite 511, South Burlington, Vermont 05403

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ISUN	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of New Director

On February 1, 2021, the Board of Directors (the “Board”) of iSun, Inc. (“iSun” or the “Company”) appointed Claudia M. Meer as a member of the Board, effective February 1, 2021. The Board determined that Ms. Meer qualifies as “independent” in accordance with the published listing requirements of Nasdaq. Ms. Meer has been appointed to the Company’s Compensation Committee, Nominating/Corporate Governance Committee and Audit Committee. Ms. Meer’s appointment to the Board brings the Company into compliance with Nasdaq’s independent director and audit committee requirements as set forth in Listing Rule 5605.

Ms. Meer has more than 30 years’ experience in corporate finance, strategy, creative deal structuring and executive leadership in real estate, hospitality, telecom, and financial services industries. For the past twelve years she has driven financial transactions in the clean energy industry. Ms. Meer formerly served as Chief Investment Officer & Chief Financial Officer at AlphaStruxure, a venture created in early 2019 by the Carlyle Group and Schneider Electric to develop and fund clean energy infrastructure. Ms. Meer is qualified to serve on finance and audit committees as a financial expert.

Ms. Meer will receive the standard compensation amounts payable to non-employee directors of the Board. Pursuant to these arrangements, commencing in February 2021, Ms. Meer will be paid (i) an annual retainer in the amount of $36,000 for Board membership, inclusive of all Board meetings and committee meetings; (ii) an annual retainer in the amount of $10,000 for service as chairwoman of the Audit Committee; and (iii) a one-time grant of three thousand restricted shares of iSun Common Stock to vest proportionally over her term.

Item 8.01. Other Events

Committees of our Board of Directors

Our Board has the authority to appoint committees to perform certain management and administration functions. As of February 1, 2021, the Board has reorganized its Audit Committee, Compensation Committee, and Nominating/Corporate Governance Committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the Board.

Audit Committee

Our Audit Committee assists the Board with oversight of matters relating to accounting, internal control, auditing, financial reporting, risk, and legal and regulatory compliance. The Committee oversees the audit and other services provided by our independent registered public accounting firm and is directly responsible for the appointment, independence, qualifications, compensation, and oversight of our independent registered public accounting firm, which reports directly to the Committee. The Committee also oversees our internal audit function.

The members of our Audit Committee are Claudia Meer (chairwoman), Stewart Martin, and Daniel Dus, each of whom satisfies the independence requirements under the Nasdaq listing requirements and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Our Board has determined that Ms. Meer is an “audit committee financial expert” within the meaning of SEC regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with audit committee requirements. In arriving at this determination, our Board has examined each Audit Committee member’s professional experience and the nature of their employment in the corporate finance sector.

Compensation Committee

Our Compensation Committee approves the compensation of our chief executive officer and our other executive officers, administers our executive benefit plans, including the granting of awards under our incentive compensation plan, and advises the Board on director compensation.

The members of our Compensation Committee are Stewart Martin (chairman), Daniel Dus, and Claudia Meer, each of whom our Board has determined to be independent under the Nasdaq listing requirements, a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code of 1986.

Nominating/Corporate Governance Committee

Our Nominating/Corporate Governance Committee identifies individuals qualified to become members of our Board, recommends candidates for election or reelection to our Board, oversees the evaluation of our Board, and advises our Board regarding committee composition and structure and other corporate governance matters.

The members of our Nominating/Corporate Governance Committee are Daniel Dus (chairman), Stewart Martin, and Claudia Meer, each of whom our Board has determined to be independent under the Nasdaq listing requirements.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

Number	Description

99.1	Press Release dated February 2, 2021 regarding the appointment of Claudia Meer to the Board

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 4, 2021

iSun, Inc.

By:	/s/ Jeffrey Peck
Name:	Jeffrey Peck
Title:	Chief Executive Officer